[GRAPHIC OMITTED]
                               UNIVERSAL STAINLESS
                             & ALLOY PRODUCTS, INC.

CONTACTS: Richard M. Ubinger                                 June Filingeri
          Vice President of Finance,                         President
          Chief Financial Officer and Treasurer              Comm-Partners LLC
          (412) 257-7606                                     (203) 972-0186

FOR IMMEDIATE RELEASE

Universal Stainless Deepens Management Team with Addition of William Beible, Jr.
                     As Senior Vice President of Operations

     BRIDGEVILLE, PA, February 11, 2009 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that William W. Beible, Jr. has joined the Company in the newly-created position of Senior Vice President of Operations effective today. Mr. Beible will be responsible for all of the Company's manufacturing operations, Bridgeville, Titusville and Dunkirk Specialty Steel, as well as engineering and supply chain management.

     Mr. Beible, 57, has broad and in-depth experience in manufacturing, engineering, capital project management and systems development. At his most recent employer, Carpenter Technology Corporation, he served as Vice President of Manufacturing - Specialty Alloys Operations, Vice President of Advanced Manufacturing and Engineering, Vice President of Integrated Information Systems. As Vice President of Manufacturing, he had leadership accountability for manufacturing, maintenance, employee relations, engineering, customer service, capacity planning, scheduling and inventory control.

     From 2003 to 2005, Mr. Beible was with Glatfelter, a global supplier of specialty papers and engineered products, serving as Vice President of Business Improvement and Vice President of Information Technology. Prior to that, Mr. Beible was Executive Vice President and COO of NS Group, a manufacturer of tubular products, where he also served as President and COO of Newport Steel Corporation and of Koppel Steel Corporation. He began his career at Lukens, Incorporated, a specialty plate and stainless steel company, where he held posts including Vice President of Engineering, Vice President and Chief Information Officer, and General Manager of Manufacturing.

     Mr. Beible received his B.S. Metallurgy and Materials Science from Lehigh University and completed The Executive Program of the Darden Graduate School of Business of the University of Virginia.

     President and CEO, Dennis Oates, commented: "The addition of Bill Beible to the Universal Stainless management team is an important step forward in building our organization for future growth and complements our moves over the past year to strengthen our management capabilities in sales, manufacturing and engineering. We are very pleased to have an individual of Bill's caliber and experience join us. He will play a major role in the development and execution of our strategic growth plan."

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor
---------------------------------------


Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                                     # # #



                                                               # # #